Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
T. Rhett Evatt, President and Chief Executive Officer and H. Allen Salter, Executive Vice President, Chief Financial Officer and Treasurer of Oconee Federal Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2015 and that to the best of their knowledge:
1.
the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.
the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2015	/s/ T. Rhett Evatt T. Rhett Evatt President and Chief Executive Officer
Date: September 28, 2015	/s/ H. Allen Salter H. Allen Salter Executive Vice President, Chief Financial Officer and Treasurer
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.